As filed with the Securities and Exchange Commission on January 17, 2006
                                                     Registration No. 333-88613
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------
                   POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          ----------------------------

                                 CBS CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware                                      04-2949533
 (State or other jurisdiction of                     (I.R.S. Employer
 incorporation or organization)                     Identification No.)

                  51 West 52nd Street, New York, New York 10019
                                 (212) 975-4321
  (Address and phone number of principal executive offices, including zip code)
                          -----------------------------

    Amended and Restated Infinity Broadcasting Corporation Stock Option Plan
         King World 1998 Stock Option and Restricted Stock Purchase Plan
              King World 1996 Amended and Restated Stock Option and
                         Restricted Stock Purchase Plan
                        King World Salesforce Bonus Plan
       CBS Corporation Deferred Compensation and Stock Plan for Directors
                 CBS Corporation 1991 Long-Term Incentive Plan
                  CBS Corporation 1993 Long-Term Incentive Plan

                            (Full title of the plans)

                             Louis J. Briskman, Esq.
                  Executive Vice President and General Counsel
         CBS Corporation, 51 West 52nd Street, New York, New York 10019
                                 (212) 975-4321
            (Name, address and telephone number of agent for service)
                            -------------------------







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                                EXPLANATORY NOTE

     CBS Corporation, a Delaware corporation (the "Registrant"), is filing with the Securities and Exchange Commission this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 (File No. 333-88613) (the "Registration Statement"), which Registration Statement is Post-Effective Amendment No. 1 on Form S-8 to the Registrant's Registration Statement on Form S-4 (File No. 333-88613), as a result of the merger (the "Merger") of Viacom Merger Sub Inc., a Delaware corporation, with and into the Registrant on December 31, 2005, with the Registrant as the surviving corporation of the Merger. Upon completion of the Merger, the name of the Registrant was changed from "Viacom Inc." to "CBS Corporation." This Post-Effective Amendment No. 1 is filed to reflect (i) the change in the name of the Registrant, (ii) a reduction in the par value of the Registrant's Class B Common Stock registered under the Registration Statement from $0.01 to $0.001 per share, (iii) the removal of the Infinity Broadcasting Corporation Warrant Certificate No. 3 to Mel Karmazin, the Gaylord Entertainment Company Amended and Restated 1993 Stock Option and Incentive Plan, the Gaylord Entertainment Company Amended and Restated 1991 Stock Option and Incentive Plan, the Westinghouse 1984 Long-Term Incentive Plan and the Non-Qualified Stock Option Agreement for Leo Yochum, which were originally included on the Registration Statement, (iv) the removal of the Westinghouse Savings Program because no shares are currently being offered under this Registration Statement pursuant to such plan and (v) the removal of the CBS Employee Investment Fund, the Infinity Broadcasting Corporation Employees' 401(k) Plan and the Infinity Broadcasting Corporation Employees' 401(k) Union Plan, which subsequent to the original filing of this Registration Statement were merged into the CBS Corporation 401(k) Plan (formerly known as the Viacom Inc. 401(k) Plan), pursuant to which shares of the Registrant are being offered under the Registrant's Registration Statement filed on February 8, 2002 (File No. 333-82422).



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-88613 on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 17th day of January, 2006.

                                      CBS CORPORATION



                                      By: /s/ Angeline C. Straka
                                          -------------------------------------
                                          Name:  Angeline C. Straka
                                          Title: Senior Vice President, Deputy
                                                 General Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement No. 333-88613 on Form S-8 has been signed by the following persons in the capacities indicated on the 17th day of January, 2006.

Signature                                           Title

*                                            Director, President and
-------------------------------              Chief Executive Officer
    Leslie Moonves                           (Principal Executive Officer)


*                                            Executive Vice President
-------------------------------              and Chief Financial Officer
    Fredric G. Reynolds                      (Principal Financial Officer)


/s/ Susan C. Gordon                          Senior Vice President,
-------------------------------              Controller and Chief
    Susan C. Gordon                          Accounting Officer
                                             (Principal Accounting Officer)

*                                            Director
-------------------------------
    David R. Andelman


*                                            Director
-------------------------------
    Joseph A. Califano, Jr.



*                                            Director
-------------------------------
    William S. Cohen

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*                                            Director
-------------------------------
    Philippe P. Dauman


*                                            Vice Chair and Director
-------------------------------
    Shari Redstone


*                                            Chairman and Director
-------------------------------
    Sumner M. Redstone

*                                            Director
-------------------------------
    Robert D. Walter




 *By:   /s/ Angeline C. Straka
     ------------------------------------------
       Angeline C. Straka, Attorney-in-Fact              January 17, 2006



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                                  Exhibit Index

Exhibit No.       Description of Document

4.1* Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant's Registration Statement on Form S-4 as amended (File No. 333-128821) filed on November 23, 2005).

4.2* Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.4 to the Registrant's Registration Statement on Form S-4 as amended (File No. 333-128821) filed on November 23, 2005).

4.3* Agreement and Plan of Merger, dated as of September 6, 1999, as amended and restated as of October 8, 1999 and as of November 23, 1999, among Viacom Inc., the former CBS Corporation and Viacom/CBS LLC (incorporated by reference to Amendment No. 3 to the Registration Statement on Form S-4 filed by the Registrant on November 24, 1999 (File No. 333-88613)).

4.4* CBS Corporation 1993 Long-Term Incentive Plan, amended as of July 28, 1999 (incorporated by reference to Exhibit 4.4 to the Registrant Post-Effective Amendment No. 1 on Form S-8 to Form S-4 filed by the Registrant on May 5, 2000 (File No. 333-88613)).

4.5* CBS Corporation 1991 Long-Term Incentive Plan, amended as of July 28, 1999 (incorporated by reference to Exhibit 4.5 to the Registrant Post-Effective Amendment No. 1 on Form S-8 to Form S-4 filed by the Registrant on May 5, 2000 (File No. 333-88613)).

4.6* CBS Corporation Deferred Compensation and Stock Plan for Directors, amended as of February 24 2000 (incorporated by reference to Exhibit 10(y)(ix) to the Annual Report on Form 10-K of the Registrant for the fiscal year ended December 31, 2000 (File No. 001-09553)).

4.7* Amended and Restated Infinity Broadcasting Corporation Stock Option Plan (incorporated by reference to Exhibit 4.4 to the former CBS Corporation's Registration Statement on Post-Effective Amendment No. 1 on Form S-8 to Form S-4 by the former CBS Corporation on January 2, 1997 (File No. 333-13219)).

4.8* King World 1998 Stock Option and Restricted Stock Purchase Plan (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of King World Productions, Inc. for the quarter ended February 28, 1999).

4.9* King World 1996 Amended and Restated Stock Option and Restricted Stock Purchase Plan (incorporated by reference to
                  Exhibit 10.11 to the Annual Report on Form 10-K of King World Productions, Inc. for the fiscal year ended August 31, 1997).

4.10*             King World Salesforce Bonus Plan (incorporated by reference to
                  Exhibit 10.2 to King World Productions, Inc.'s Registration Statement on Form S-8 filed by King World Productions, Inc. on April 22, 1997 (File No. 333-11363)).

5.1* Opinion of Michael D. Fricklas, Esq. as to the legality of the securities being registered.

23.1*             Consent of Arthur Andersen LLP.

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23.2*             Consent of PricewaterhouseCoopers LLP.

23.3*             Consent of KPMG LLP.

23.4*             Consent of Mitchell & Titus, LLP.

23.5*             Consent of Michael D. Fricklas, Esq.

24**              Powers of Attorney.


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*  Previously filed or incorporated by reference in this Registration Statement.
** Filed herewith.